Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his or her capacity as an officer of NanoFlex Power Corporation, formerly Universal Technology Systems Corp. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his/her knowledge:

(1)    The Company’s Quarterly Report on Form 10-Q/A No.1 for the period ended September 30, 2013  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 23, 2014

/s/ Dean L. Ledger
Dean L. Ledger
Chief Executive Officer
(principal executive officer)

/s/ Robert J. Fasnacht
Robert J. Fasnacht
President and Chief Operating Officer
(principal executive officer)

/s/ Amy B. Kornafel
Amy B. Kornafel
Chief Financial Officer
(principal financial officer and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.